                                                                    Exhibit 99.1

                               AMENDMENT NO. 1 TO

                     JOINT FILING AND SOLICITATION AGREEMENT

      WHEREAS,  Starboard  Value and  Opportunity  Master  Fund  Ltd.,  a Cayman
Islands exempted company, Parche, LLC, a Delaware limited liability company, RCG
Starboard  Advisors,  LLC, a Delaware limited liability company,  Ramius Capital
Group,  L.L.C., a Delaware limited liability  company,  C4S & Co., L.L.C., a
Delaware limited liability company,  Peter A. Cohen,  Morgan B. Stark, Thomas W.
Strauss,  Jeffrey M. Solomon, Stephen Farrar, William J. Fox, Brion G. Grube and
Matthew Q. Pannek  entered  into a Joint  Filing and  Solicitation  Agreement on
October 17, 2007 (the "Agreement") for the purpose of seeking  representation on the Board of Directors of Luby's,  Inc., a Delaware corporation (the "Company"), at the 2008 annual meeting of stockholders of the Company,  or any other meeting of  stockholders  held in lieu  thereof,  and any  adjournments,  postponements, reschedulings or  continuations  thereof and for the purpose of taking all other action necessary to achieve the foregoing; and

      WHEREAS, RCG Enterprise,  Ltd, a Cayman Islands exempted company,  Jeffrey
C. Smith and Gavin  Molinelli  (the "New  Members"),  wish to join the Group (as defined in the Agreement).

      NOW, IT IS AGREED, this 5th day of November 2007 by the parties hereto:

      1. In accordance with Rule 13d-1(k)(1)(iii)  under the Securities Exchange
Act of 1934, as amended, the New Members agree to the joint filing on its behalf of statements  on Schedule 13D with respect to the  securities of the Company to the extent required under  applicable  securities laws. The New Members agree to be  bound  by the  other  terms of the  Agreement  (a copy of which is  attached hereto), the terms of which are incorporated herein and made a part hereof.

      2. This Agreement may be executed in counterparts,  each of which shall be deemed an original and all of which,  taken together,  shall  constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed as of the day and year first above written.

PARCHE, LLC                            RCG STARBOARD ADVISORS, LLC
By: RCG Starboard Advisors, LLC,       By: Ramius Capital Group, L.L.C.,
    its managing member                    its sole member

STARBOARD VALUE AND OPPORTUNITY        RCG ENTERPRISE, LTD
MASTER FUND LTD.                       By: Ramius Capital Group, L.L.C.,
By: RCG Starboard Advisors, LLC,           its investment manager
    its investment manager
                                       RAMIUS CAPITAL GROUP, L.L.C.
                                       By: C4S & Co., L.L.C.,
                                           as managing member

                                       C4S & CO., L.L.C.

                        By: /s/ Jeffrey M. Solomon
                            -----------------------------
                            Name:  Jeffrey M. Solomon
                            Title: Authorized Signatory

/s/ Jeffrey M. Solomon
-----------------------------
JEFFREY M. SOLOMON
Individually and as
attorney-in-fact for Peter A.
Cohen, Morgan B. Stark and Thomas
W. Strauss

/s/ Jeffrey C. Smith                   /s/ Gavin Molinelli
-----------------------------          -----------------------------
JEFFREY C. SMITH                       GAVIN MOLINELLI
Individually and as
attorney-in-fact for Stephen
Farrar, William J. Fox, Brion
G. Grube and Matthew Q. Pannek